EXHIBIT 99.3 Third Quarter 2018 Earnings November 5, 2018 Earnings Call Presentation – 3Q 2018

Preliminary Matters Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (SEC). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Earnings Call Presentation – 3Q 2018 2

Kemper Is a Leading Specialized Multi-Line Insurer

Taking advantage of the benefits of a diversified platform

- **Multi-line national insurance company**
  - Provide specialty auto and preferred personal insurance (auto, home & umbrella)
  - Provide basic life, accident & health products
  - Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911
- **Multi-channel distribution network**
  - 2,200 career agents and ~30,000 independent agents
- **Strong balance sheet**
  - Insurance subsidiaries highly rated[1] by A.M. Best
  - ~90% of Kemper's fixed maturity portfolio is investment grade, of which over 65% is rated A or higher
- **Successful execution by proven leadership team**
  - Materially enhanced operating and financial performance
  - Strong momentum from Infinity acquisition
  - Closed acquisition of Infinity in July 2018; meaningful synergies achieved and more to come

Key Metrics – Post Infinity Acquisition	
Market Cap (11/2/18)	$4.9 Billion
Debt-to-Capital Ratio	~27%
A.M. Best Ratings (Kemper/Infinity)[1]	A-/A
Employees	>7,800
In-force policies	~7MM

LTM Pro Forma[2] Business Mix


Preferred, 18%
L&H, 16%
Specialty Auto, 66%

LTM Earned Premiums: $4.0bn

To create value for all our stakeholders

[1] Alliance United is not rated
[2] Latest twelve months Pro forma for the acquisition of Infinity

KEMPER
Earnings Call Presentation – 3Q 2018 | 3

Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS over time Diversified sources of earnings; Sustainable competitive Growing returns Strong capital/liquidity advantages and build and book value per positions; core capabilities share over time Disciplined approach to capital mgmt Strategic focus: Consumer-related businesses with opportunities that: • Target niche markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Deliver low double-digit ROE¹ over time ¹ Return on Equity Earnings Call Presentation – 3Q 2018 4

Kemper’s New Brand Identity Powerful brand is foundational to unlock future value • Rationale – Previous architecture had over 20 consumer-facing brands with inconsistent identities hindering ability to leverage brand to enhance performance – Unified purpose, brand architecture and positioning increases awareness of Kemper’s strength, reach and capabilities – Harmonizing brand identity post Infinity acquisition, allows for faster integration and brand recognition – Enables ability to optimize value creation • Implementation & Transition – Thoughtful transition plans to maximize execution effectiveness o Brand dependent transitions to occur over next 6-18 months o No material disruption anticipated – Implementation costs included in estimated acquisition related transaction and integration costs Clear purpose and values consistently delivered increases brand equity, accelerating stakeholder value creation Earnings Call Presentation – 3Q 2018 5

Infinity Update – Transaction Rationale Significant Value Creation Through Combination In addition to scale benefits of a larger specialty player, each side brings complementary skills to the combined entity ✓ Strong product and claim capabilities ✓ Strong product and claim capabilities ✓ Low cost and efficient processes ✓ Low cost and efficient processes ✓ Proven growth track record in core markets ✓ Proven growth track record in core markets ✓ Specialized products and services provide ✓ Diversified national product portfolio with stable meaningful value to the urban and Hispanic L&H earnings provides capital to support growth communities – extensive bilingual capabilities ✓ Strong investment capabilities Additional Benefits of a Larger and Scaled Combined Business ✓ Increased scale yields stronger claim capabilities and better distribution breadth ✓ Ability to retain best in class capabilities and top talent from both organizations ✓ Larger premium base to spread fixed costs and investments into product, service and technology ✓ Geographic and product diversification enable improved capital management Shared core capabilities plus unique strengths and added scale create a dynamic, leading specialty franchise - delivering valuable products at reasonable costs to niche customer segments Earnings Call Presentation – 3Q 2018 6

Infinity Update – Integration Focused integration teams charged with delivery of best-in-class capabilities • Legacy Infinity leadership remains highly involved, adding additional depth and breadth People & Culture • Retained vast majority of product management, claims, sales and customer service employees • Cultures are aligned and teams are integrating/working together well • Ability to leverage increased data and segmentation into product development and pricing Product, Pricing & • Realigning product management geographically to better serve customer base and be positioned Underwriting to benefit from new opportunities in core markets • Transitioning to one P&C claims platform to improve operational efficiencies and data analytics Claims • Using best practices to refine approach to claim operations • Executing comprehensive systems integration plan Systems/Operation • Continue to identify strengths and weaknesses of current systems and platforms Integration • Elimination of duplicate systems over time to reduce expenses and gain efficiencies • Estimate of $55mm of fully phased in p/t synergies to be realized by 2Q 2020 remains unchanged Synergies • Realization of synergies on-track; do not anticipate straight-line realization of benefits; some lumpiness will occur as investments made to capture ultimate synergies Integration remains on track with meaningful benefits achieved and more expected Earnings Call Presentation – 3Q 2018 7

Third Quarter 2018 Highlights Specialty Auto growth is driving the strong performance • Net Income increased from $47.7 million to $92.2 million, as reported, or $131.7 million, as adjusted1, resulting in EPS of $0.92, $1.40 and $2.01, respectively 3Q18 • Adj Consolidated Net Operating EPS1 increased from $0.85 to $1.59, as reported vs • Earned Premiums increased $454.7 million, or 76 percent, as reported; on an as adjusted1 basis, 3Q17 Earned Premiums increased $109.7 million, or 12 percent • Specialty Auto increased Earned Premiums by 166 percent, as reported; on an as adjusted1 basis, Operating Earned Premiums increased $101.4 million, or 18 percent Results • Life & Health net operating income increased $3.2 million • Net Investment Income of $92.0 million continues to provide a consistent income stream • Ample liquidity at holding company post Infinity acquisition Balance Sheet • Approximately $400 million of available and contingent liquidity • Debt-to-capital ratio of approximately 26.8 percent • Closed acquisition of Infinity P&C on July 2, 2018 • Received a $35.7 million payment related to the partial satisfaction of an arbitration judgment Other • Received a $26.0 million tax benefit as a result of an updated analysis of certain provisional amounts recorded for the effect of the Tax Cuts and Jobs Act on deferred income taxes • Announced a Brand refresh to elevate focus on strength, stability and transformation ¹ Non-GAAP financial measure; Please see reconciliation in the appendix Earnings Call Presentation – 3Q 2018 8

Third Quarter Highlights

Strong financial results on both an as reported and as adjusted basis

(Dollars in millions, except per share amounts)	Three Months Ended, as Reported			Three Months Ended, as Adjusted [1]		
	Sep. 30, 2018	Sep. 30, 2017	Variance	Sep. 30, 2018	Sep. 30, 2017	Variance
Net Income	$ 92.2	$ 47.7	$ 44.5	$ 131.7	$ 62.7	$ 69.0
Net Income Per Share - Diluted	$ 1.40	$ 0.92	$ 0.48	$ 2.01	$ 0.96	$ 1.05
Adj. Consolidated Net Operating Income Per Share - Diluted[1]	**$ 1.59**	**$ 0.85**	**$ 0.74**	**$ 2.20**	**$ 0.91**	**$ 1.29**
Earned Premiums	**$ 1,052.9**	**$ 598.2**	**$ 454.7**	**$ 1,052.9**	**$ 943.2**	**$ 109.7**
Net Investment Income	**92.0**	**85.9**	**6.1**	**92.0**	**95.7**	**(3.7)**
Net Realized Gains & Other Income	50.6	6.2	44.4	50.6	6.1	44.5
Total Revenues	$ 1,195.5	$ 690.3	$ 505.2	$ 1,195.5	$ 1,045.0	$ 150.5
Book Value Per Share	$ 47.33	$ 40.48	$ 6.85			
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities[1]	**$ 45.22**	**$ 35.87**	**$ 9.35**			
P&C Policies In Force (in thousands)	2,158	1,165	**993**	2,158	1,949	**209**
P&C Underlying Loss & LAE Ratio	71.9%	70.6%	**1.3%**	71.7%	71.7%	**(0.0%)**
P&C Expense Ratio	26.1%	22.0%	**4.1%**	20.8%	20.6%	**0.2%**
Life Policies In Force (in thousands)	3,429	3,518	**(89)**	3,429	3,518	**(89)**
Life Face Value of In-Force (in millions)	$ 19,475	$ 19,293	$ 182	$ 19,475	$ 19,293	$ 182

3Q18 results led by strong performance in Specialty Auto

[1] *Non-GAAP financial measure; Please see reconciliation in the appendix*

KEMPER

Earnings Call Presentation – 3Q 2018 | 9

Improving Underlying Operating Performance

Dollars per Unrestricted Share - Diluted	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Variance QoQ
	Three Months Ended, As Reported					
Income from Continuing Operations	**$ 1.40**	**$ 0.73**	**$ 1.02**	**$ 0.69**	**$ 0.92**	**0.48**
Income from Change in FV of Equity Securities	(0.13)	(0.01)	(0.01)	-	-	(0.13)
Investment Related (Gains)/Losses[1]	(0.04)	(0.06)	(0.04)	(0.14)	(0.10)	0.06
Net Impairment Losses	0.02	-	0.01	0.05	0.03	(0.01)
Acquisition Related Transaction and Integration Costs	0.34	0.04	0.12	-	-	0.34
Adj. Consolidated Net Operating Income[2]	**1.59**	**0.70**	**1.10**	**0.60**	**0.85**	**0.74**
Sources of Volatility:						
Catastrophes	0.24	0.66	0.12	0.64	0.41	(0.17)
Prior-year Reserve Development	(0.04)	0.05	(0.02)	0.01	0.01	(0.05)
Alternative Investment Income	(0.16)	(0.10)	(0.17)	(0.16)	(0.21)	0.05
Tax Reform	(0.40)	-	-	(0.14)	-	(0.40)
Partial Satisfaction of Judgement	(0.43)	-	-	-	-	(0.43)
Impact of Purchase Accounting	0.61	-	-	-	-	0.61
Total from Sources of Volatility	$ (0.18)	$ 0.61	$ (0.07)	$ 0.35	$ 0.21	$ (0.39)
Underlying Operating Performance[2]	**$ 1.41**	**$ 1.31**	**$ 1.03**	**$ 0.95**	**$ 1.06**	**$ 0.35**

Accelerated growth of underlying operating performance;
Up 33 percent compared to 3Q17

KEMPER

[1] Includes Income from change in fair value of equity securities, net realized gains on sales of investments and net impairment losses recognized in earnings
[2] Non-GAAP financial measure; see reconciliation in the appendix

Earnings Call Presentation – 3Q 2018 | 10

Stable Life & Health Earnings Life & Health continues to provide a diversification benefit and capital for growth Revenues1 (MM) Revenues $211 $211 $208 $211 $208 • Earned premiums continued to show $56 $58 $53 $54 $51 modest growth, reversing years of decline • Investment portfolio delivered a consistent source of cash flow resulting in net $155 $153 $155 $157 $158 investment income of $51 million 3Q17 4Q17 1Q18 2Q18 3Q18 Earned Premiums Net Investment Income Net Operating Income Net Operating Income (MM) • L&H continues to provide stable and diversified cash flows $26 $27 $24 $25 $24 3Q17 4Q17 1Q18 2Q18 3Q18 ¹ Excludes other income Earnings Call Presentation – 3Q 2018 11

Profitably Growing Specialty Auto1 Strong Specialty Auto franchise continues to deliver significant profitable growth (MM) Earned Premiums Revenues $554 $565 $580 $641 $655 • Earned premiums grew $101 million or 18 $333 percent compared to an as adjusted 3Q17; $307 $307 $314 results highlight the combined strength of $655 our specialty auto franchise $247 $258 $266 $308 • 3Q18 to 3Q17, earned premium growth was driven primarily by a 15 percent increase in policies in force 3Q17 4Q17 1Q18 2Q18 3Q18 Kemper Infinity 2 (%) Underlying Combined Ratio Underwriting Results • Underlying combined ratio remained strong, driven by moderating market loss trends, scale benefits and rate actions • Underwriting margin exceeded target 91.2 93.0 94.5 92.1 91.5 profitability ranges; focusing on continued profitable growth 3Q17 4Q17 1Q18 2Q18 3Q18 ¹ Includes Non-standard auto and classic car; Legacy Infinity included in all prior periods 2 Non-GAAP financial measure; see reconciliation in the appendix; excludes impact of purchase accounting Earnings Call Presentation – 3Q 2018 12

Preferred Lines Showing Improvement Continued progress on improving underlying profitability in Auto (MM) Earned Premiums by Line Preferred Auto $185 $183 $177 $181 $184 • Current year non-cat loss ratio improved 2.5 $11 $11 $10 $10 $10 percentage points due to increased rate and $67 $65 $62 $63 $62 flat to moderate frequency trends • Underwriting results improving but work $107 $107 $105 $109 $111 remains to bring to target profitability • Focused on improving profitability through 3Q17 4Q17 1Q18 2Q18 3Q18 product management and claims actions Auto Home Other Preferred Homeowners (%) Underlying Combined Ratio¹ 104.3 99.3 100.3 98.2 97.7 • Underlying combined ratio increased by 5.9 percentage points primarily due to a large 85.8 88.1 91.7 81.6 fire loss (~5 pts) and the aggregate 69.0 catastrophe treaty (~3 pts) • Financial results remain below target margins • Continued focus on profitability with product management and claims actions 3Q17 4Q17 1Q18 2Q18 3Q18 Auto Home Total Preferred Lines ¹ Non-GAAP financial measure; Please see reconciliation in the appendix Earnings Call Presentation – 3Q 2018 13

Consistent Portfolio Returns: High Quality, Moderate Risk

Strong Investment Income Despite Low Rates



(MM)
$86
$83
$79
$78
$92
$18
$13
$11
$7
$13
$68
$70
$68
$72
$79
3Q17
4Q17
1Q18
2Q18
3Q18
Alternative Investment Portfolio
Core Portfolio

Diversified & Highly-Rated Portfolio



Portfolio Composition
Other
Short-term
Corporates
Alternatives¹
Equity¹
U.S. Gov't
States/ Munis
5%
8%
5%
8%
10%
19%
45%
$8.2 Billion



Fixed Maturity Ratings
≤ CCC
B / BB
5%
3%
27%
BBB
65%
A or Higher
$6.1 Billion

Overview

- Investment portfolio produced pre-tax equivalent annualized book yield of 5.2 percent in 3Q18 compared to 5.8 percent in 3Q17
  - Reduction primarily due to mix shift created through addition of Infinity's portfolio
- Alternative investment income slightly above expectations
- Increase in core portfolio investment income generated primarily from addition of Infinity's portfolio
- Portfolio repositioned: 80 percent remains fixed maturity and short-term securities, of which over 90 percent are investment grade

[1] Equity Securities excludes $231 million of Other Equity Interests of LP/LLC's that have been reclassified into Alternative Investments

KEMPER Earnings Call Presentation – 3Q 2018 | 14

Strong Current Capital Position with Ample Liquidity Capital position and liquidity resources provide significant financial flexibility Strong Parent Company Liquidity Risk-Based Capital Ratios $734 $741 (%) Life & Health P&C¹ $684 (MM) $582 $404 $400 $385 $391 $385 415 430 $300 330 335 400 $330 $341 $299 290 280 $197 375 $91 2014 2015 2016 2017 3Q18 Borrowings available under credit agreement & from subs 2015 2016 2017 2018E HoldCo Cash & Investments ¹Excludes Alliance United Cash Flow from Operating Activities Debt-to-Capital <30% 26.5% 27.4% 27.6% 26.8% 21.9% (MM) Debt $345 $215 $241 $241 $122 $134 2014 2015 2016 2017 3Q18 2013 2014 2015 2016 2017 9M18 Total Capitalization $2.8B $2.7B $2.7B $2.7B $4.2B Earnings Call Presentation – 3Q 2018 15

Appendix Earnings Call Presentation – 3Q 2018 16

Non-GAAP Financial Measures Underlying Operating Performance is a non-GAAP financial measure that is computed by excluding from the Diluted Income (Loss) from Continuing Operations Per Unrestricted Share the after-tax per unrestricted share impact of 1) income (loss) from change in fair value of equity securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction and integration costs, 5) loss from early extinguishment of debt, and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share. Kemper believes Underlying Operating Performance provides investors with a valuable measure of its ongoing performance because it reveals underlying operational trends that otherwise might be less apparent if the items were not excluded. Underlying Operating Performance should not be considered a substitute for the Diluted Income (Loss) from Continuing Operations Per Unrestricted Share and does not reflect the overall profitability of our business. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities, is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. For the Periods Ended Sep. 30, 2018 Sep. 30, 2017 Book Value Per Share $ 47.33 $ 40.48 Less: Net Unrealized Gains on Fixed Maturities Per Share (2.11) (4.61) Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities $ 45.22 $ 35.87 Earnings Call Presentation – 3Q 2018 17

Non-GAAP Financial Measures Adjusted Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from Income (Loss) from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction and integration costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations. Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (loss) from change in fair value of equity securities, net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction and integration costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Earnings Call Presentation – 3Q 2018 18

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity securities, net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	3Q18	2Q18	1Q18	4Q17	3Q17
Adj. Consolidated Net Operating Income - Diluted	$ 1.59	$ 0.70	$ 1.10	$ 0.60	$ 0.85
Net Income From:					
Income from Change in Fair Value of Equity Securities	0.13	0.01	0.01	-	-
Net Realized Gains on Sales of Investments	0.04	0.06	0.04	0.14	0.10
Net Impairment Losses Recognized in Earnings	(0.02)	-	(0.01)	(0.05)	(0.03)
Acquisition Related Transaction and Integration Costs	(0.34)	(0.04)	(0.12)	-	-
Income from Continuing Operations - Diluted	$ 1.40	$ 0.73	$ 1.02	$ 0.69	$ 0.92

KEMPER
Earnings Call Presentation – 3Q 2018 | 19

Non-GAAP Financial Measures Underlying Combined Ratio is a non-GAAP financial measure that is computed by excluding the current year catastrophe and LAE ratio and the prior-year reserve development ratio (both non-catastrophe and catastrophes) from the combined ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding the total incurred loss and LAE ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Earnings Call Presentation – 3Q 2018 20

Non-GAAP Financial Measures Underlying Combined Ratio – Continued Specialty Auto For the Three Months Ended 3Q17 4Q17 1Q18 2Q18 3Q18 1 Earned Premiums: Kemper NSA - As Reported $ 246.5 $ 257.8 $ 266.2 $ 307.5 $ 655.4 Infinity Personal Auto & Classic Car 307.4 307.2 314.2 332.6 - As Adjusted Earned Premiums $ 553.9 $ 565.0 $ 580.4 $ 640.1 $ 655.4 Current Year Non-CAT Losses and LAE: Kemper NSA - As Reported $ 185.5 $ 204.6 $ 202.8 $ 237.8 $ 485.6 Infinity Personal Auto & Classic Car 222.7 219.0 242.3 244.5 (2.0) As Adjusted Current Year Non-CAT Losses and LAE $ 408.2 $ 423.6 $ 445.1 $ 482.3 $ 483.6 Insurance Expenses Kemper NSA - As Reported $ 39.7 $ 41.5 $ 45.2 $ 46.7 $ 160.8 Infinity Personal Auto & Classic Car 57.8 60.2 58.3 60.8 (45.1) As Adjusted Insurance Expenses $ 97.5 $ 101.7 $ 103.5 $ 107.5 $ 115.7 Underlying Combined Ratio: Kemper NSA - As Reported 91.3% 95.4% 93.2% 92.5% 98.6% Infinity Personal Auto & Classic Car 91.2% 90.9% 95.7% 91.8% (7.1%) As Adjusted Underlying Combined Ratio 91.2% 93.0% 94.5% 92.1% 91.5% ¹ Infinity line removes the impact of purchase accounting Earnings Call Presentation – 3Q 2018 21

Non-GAAP Financial Measures Underlying Combined Ratio – Continued For the Three Months Ended 3Q17 4Q17 1Q18 2Q18 3Q18 Preferred Personal Auto Underlying Combined Ratio 99.3% 104.3% 100.3% 98.2% 97.7% Current Year Catastrophe Loss and LAE Ratio 2.6% (0.1%) 0.6% 3.6% 2.1% Prior Years Non-Catastrophe Losses and LAE 0.8% 1.2% 0.5% (1.3%) (2.3%) Prior Years Catastrophe Losses and LAE Ratio 0.0% 0.0% 0.0% (0.1%) 0.0% Combined Ratio as Reported 102.7% 105.4% 101.4% 100.4% 97.5% Homeowners Underlying Combined Ratio 85.8% 69.0% 88.1% 81.6% 91.7% Current Year Catastrophe Loss and LAE Ratio 37.2% 75.6% 10.5% 57.7% 25.6% Prior Years Non-Catastrophe Losses and LAE 1.3% 2.5% 9.1% 4.3% 2.9% Prior Years Catastrophe Losses and LAE Ratio (1.2%) (0.8%) (8.3%) (2.1%) (0.2%) Combined Ratio as Reported 123.1% 146.3% 99.4% 141.5% 120.0% Earnings Call Presentation – 3Q 2018 22

Non-GAAP Financial Measures As Adjusted for Acquisition amounts are non-GAAP financial measures. For three months ended September 30, 2018, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended September 30, 2017, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. Per share amounts on an acquisition-adjusted basis for the three months ended September 30, 2017 are computed by adjusting the denominator used in the calculation of diluted net income per share by adding the number of shares issued by Kemper on July 2, 2018 in connection with the acquisition to the diluted weighted-average shares outstanding reported by Kemper on a GAAP basis for the three months ended September 30, 2017. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Earnings Call Presentation – 3Q 2018 23

Non-GAAP Financial Measures As Adjusted for Acquisition – Continued Consolidated Three Months Ended 30-Sep-18 30-Sep-17 Purchase As Accounting As As (Dollars in millions, except per share amounts) Reported Adjustments Adjusted 1 Adjusted 1 Revenues: Earned Premiums $ 1,052.9 $ - $ 1,052.9 $ 943.2 Net Investment Income 92.0 - 92.0 95.7 Other Income 37.8 - 37.8 1.3 Income from Change in Fair Value of Equity Securities 11.0 - 11.0 - Net Realized Gains on Sales of Investments 3.6 - 3.6 7.7 Other-than-temporary Impairment Losses: Total Other-than-temporary Impairment Losses (1.8) - (1.8) (2.9) Portion of Losses Recognized in Other Comprehensive Income - - - - Net Impairment Losses Recognized in Earnings (1.8) - (1.8) (2.9) Total Revenues 1,195.5 - 1,195.5 1,045.0 Expenses: Policyholders’ Benefits and Incurred Losses and Loss Adjustment 757.3 2.5 754.8 703.3 Insurance Expenses 296.0 47.9 248.1 228.7 Interest and Other Expenses 61.7 (0.4) 62.1 23.0 Total Expenses 1,115.0 50.0 1,065.0 955.0 Income (Loss) from Continuing Operations before Income Taxes 80.5 (50.0) 130.5 90.0 Income Tax Benefit (Expense) 11.8 10.5 1.3 (27.2) Income (Loss) from Continuing Operations 92.3 (39.5) 131.8 62.8 Discontinued Operations: Income (Loss) from Discontinued Operations before Income (0.2) - (0.2) (0.1) Income Tax Expense 0.1 - 0.1 - Income (Loss) from Discontinued Operations (0.1) - (0.1) (0.1) Net Income (Loss) $ 92.2 $ (39.5) $ 131.7 $ 62.7 Net Income (Loss) Per Unrestricted Share Diluted $ 1.40 $ 2.01 $ 0.96 ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding the impact of purchase accounting in 2018 and including the historical results of Kemper and Infinity in periods prior to the acquisition date of July 2, 2018. Earnings Call Presentation – 3Q 2018 24

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

(Dollars in millions, except per share amounts)	Property & Casualty Insurance Segment				Specialty Auto			
	Three Months Ended				Three Months Ended			
	30-Sep-18			30-Sep-17	30-Sep-18			30-Sep-17
	As Reported	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]	As Reported	Purchase Accounting Adjustments	As Adjusted [1]	As Adjusted [1]
Results of Operations								
Net Premiums Written	$ 931.0	$ -	$ 931.0	$ 825.7	$ 679.1	$ -	$ 679.1	$ 581.5
Earned Premiums	895.3	-	895.3	788.5	655.4	-	655.4	553.9
Net Investment Income	34.0	-	34.0	35.4	15.9	-	15.9	15.0
Other Income	0.8	-	0.8	0.8	0.8	-	0.8	0.3
Total Revenues	930.1	-	930.1	824.7	672.1	-	672.1	569.2
Incurred Losses and LAE related to:								
Current Year:								
Non-catastrophe Losses and LAE	644.2	2.5	641.7	565.4	485.6	2.0	483.6	408.2
Catastrophe Losses and LAE	19.7	-	19.7	44.8	1.3	-	1.3	15.5
Prior Years:								
Non-catastrophe Losses and LAE	(3.5)	-	(3.5)	(2.6)	(1.1)	-	(1.1)	(3.0)
Catastrophe Losses and LAE	(0.2)	-	(0.2)	(1.2)	-	-	-	(0.2)
Total Incurred Losses and LAE	660.2	2.5	657.7	606.4	485.8	2.0	483.8	420.6
Insurance Expenses	234.0	47.9	186.1	162.7	160.8	45.1	115.7	97.5
Other Expenses	1.7	-	1.7	0.4	1.6	-	1.6	-
Operating Profit (Loss)	34.2	(50.4)	84.6	55.2	23.9	(47.1)	71.0	51.1
Income Tax Benefit (Expense)	(6.0)	10.6	(16.6)	(15.6)	(4.5)	9.9	(14.4)	(16.2)
Segment Net Operating Income (Loss)	$ 28.2	$ (39.8)	$ 68.0	$ 39.6	$ 19.4	$ (37.2)	$ 56.6	$ 34.9
Ratios Based On Earned Premiums								
Current Year Non-catastrophe Losses and LAE Ratio	71.9%		71.7%	71.7%	74.1%		73.8%	73.6%
Current Year Catastrophe Losses and LAE Ratio	2.2%		2.2%	5.7%	0.2%		0.2%	2.8%
Prior Years Non-catastrophe Losses and LAE Ratio	(0.4%)		(0.4%)	(0.3%)	(0.2%)		(0.2%)	(0.5%)
Prior Years Catastrophe Losses and LAE Ratio	0.0%		(0.0%)	(0.2%)	0.0%		0.0%	(0.0%)
Total Incurred Loss and LAE Ratio	73.7%		73.5%	76.9%	74.1%		73.8%	75.9%
Insurance Expense Ratio	26.1%		20.8%	20.6%	24.5%		17.7%	17.6%
Combined Ratio	99.8%		94.3%	97.5%	98.6%		91.5%	93.5%
Underlying Combined Ratio								
Current Year Non-catastrophe Losses and LAE Ratio	71.9%		71.7%	71.7%	74.1%		73.8%	73.6%
Insurance Expense Ratio	26.1%		20.8%	20.6%	24.5%		17.7%	17.6%
Underlying Combined Ratio	98.0%		92.5%	92.3%	98.6%		91.5%	91.2%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding the impact of purchase accounting in 2018 and including the historical results of Kemper and Infinity in periods prior to the acquisition date of July 2, 2018.

KEMPER
Earnings Call Presentation – 3Q 2018 | 25